Exhibit 5.1
July 29, 1998


Board of Directors
Whittman-Hart, Inc.
311 West Wacker Drive
Chicago, Illinois  60606

     RE:  Registration Statement on Form S-3

Gentlemen:

     You have requested our opinion in connection with the above-referenced Registration Statement on Form S-3 (the "Registration Statement") of Whittman-Hart, Inc. (the "Company"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 50,000 shares (the "Shares") of the common stock of the Company, $.001 par value (the "Common Stock").

     We have examined or considered:

          1. A copy of the Company's Amended and Restated Certificate of Incorporation, as amended.

          2.  The Second Amended and Restated By-Laws of the Company.

          3. Telephonic confirmation of the Secretary of State of Delaware, as of a recent date, as to the good standing of the Company in that state.

          4. Copies of resolutions duly adopted by the Board of Directors of the Company relating to the Shares.

     In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.


     Members of our firm are admitted to the practice of law in the State of Illinois and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware. We hereby consent to the references to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              /s/ McDermott, Will & Emery

                              McDERMOTT, WILL & EMERY